Registration No. 333-124446

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WPS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1775292
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-4901
(Address, including zip code, and
telephone number, including area code, of
               registrant’s principal executive offices)

Barth J. Wolf
Secretary and Manager-Legal Services
WPS Resources Corporation
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-1727
(Name, address, including zip code,
and telephone number, including area code,
               of agent for service)

with a copy to:
Russell E. Ryba
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 297-5668

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

_________________

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to Completion
June 2, 2005

WPS RESOURCES CORPORATION
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001

$450,000,000

DEBT SECURITIES
COMMON STOCK
COMMON STOCK PURCHASE RIGHTS

_________________

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. We will provide specific terms of these securities in supplements to this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “WPS”.

        You should read this prospectus and any supplement carefully before you invest.

        See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

_________________

        These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is _______ ___, 2005.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Page

Summary	1
The Company	5
Use of Proceeds	5
Description of Debt Securities	5
Description of Common Stock	15
Plan of Distribution	19
Legal Matters	21
Experts	21

        This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

        You should rely on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus or any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or prospectus supplement, as applicable.

SUMMARY

        This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this prospectus together with any accompanying prospectus supplement to understand the terms of our securities. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus or any accompanying prospectus supplement for information on us and our financial statements.

The Securities We May Offer

        This prospectus is part of a registration statement (No.  333-124446) that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $450,000,000 of the following securities: debt securities and common stock with associated common stock purchase rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

        We may offer unsecured general obligations of our company, which may be senior or subordinated. We will refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior indebtedness. Senior indebtedness includes all indebtedness for money borrowed by us, except any indebtedness issued in the future that is stated to be not superior to, or to have the same rank as, the subordinated debt securities.

        Claims of creditors and any preferred shareholders of each of our subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors. The debt securities therefore will be effectively subordinated to creditors, including holders of secured indebtedness, and preferred shareholders of our subsidiaries.

        The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, formerly known as Firstar Bank, National Association. We may amend or supplement the indenture from time to time. The subordinated debt securities will be issued under an indenture between us and the trustee we name in a prospectus supplement. We encourage you to read the indentures, which are exhibits to this registration statement (as incorporated by reference), and our recent periodic and current reports that we file with the Securities and Exchange Commission.

Summary of Material Indenture Provisions that Apply to Senior and Subordinated Debt Securities

        Neither indenture limits the amount of debt that we may incur. In addition, neither indenture provides holders with any protection should there be a recapitalization or restructuring involving our company.

        The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations relating to the debt securities.

        The indentures provide that holders of a majority of the outstanding principal amount of any series of debt securities generally may vote to change our obligations or your rights concerning that series. However, to change the amount or timing of payments of principal or interest or other payments for a series of debt securities, every holder in the series must consent.

        We may discharge our obligations under either indenture by depositing with the trustee sufficient funds or government obligations to pay the senior or subordinated debt securities, as applicable, when due.

        EVENTS OF DEFAULT. Each indenture provides that the following are events of default:

•	If we do not pay interest for 30 days after its due date.

•	If we do not pay principal or premium when due.

•	If we continue to breach a covenant in the debt securities of the series or in the applicable indenture respecting that series for 60 days after notice.

•	If we enter bankruptcy or become insolvent.

        If an event of default occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action. If the event of default is due to our bankruptcy or insolvency, the outstanding principal amount of all the debt securities will become immediately payable, without any action on the part of the trustees or the holders of the debt securities.

Summary of Material Indenture Provisions that Apply Only to Senior Debt Securities

        Under the senior indenture, our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default.

        The senior indenture requires us, so long as any senior debt securities are outstanding:

•	to own all of the outstanding shares of voting common stock of Wisconsin Public Service Corporation unless we transfer the shares pursuant to our merger or consolidation or sale of substantially all of our properties.

•	not to pledge or grant a security interest or permit any pledge, security interest or other lien upon any common stock of any of our subsidiaries owned directly or indirectly by us to secure indebtedness for money borrowed without securing the senior debt securities equally and ratably with the other secured indebtedness except for:

•	pledges, security interests or encumbrances created to secure the purchase price of the common stock of our subsidiaries,

•	liens and security interests existing at the time of our acquisition of the shares or

•	any extension or renewal of any permitted pledge, security interest or encumbrance.

Summary of Material Indenture Provisions that Apply Only to Subordinated Debt Securities

        The subordinated debt securities will be subordinated to all senior indebtedness. In addition, as previously noted under “Debt Securities”, claims of the creditors and preferred shareholders of each of our subsidiaries will have priority with respect to that subsidiary’s assets and earnings over the claims of our creditors, including holders of the subordinated debt securities. The subordinated debt securities, therefore, will be effectively subordinated to creditors and preferred shareholders of our subsidiaries.

Common Stock (With Associated Common Stock Purchase Rights)

        We may offer shares of our common stock, par value $1.00 per share. Holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors. Each holder of our common stock is entitled to one vote per share. The holders of our common stock have no preemptive rights or cumulative voting rights. Our restated articles of incorporation do not presently authorize our company to issue preferred stock or other stock having rights prior to those of the holders of our common stock.

        Each share of our common stock will have an associated right to purchase one share of our common stock at an exercise price of $85 per share. The rights are not presently exercisable. Under certain circumstances, however, each right will entitle the holder to purchase at the exercise price our common stock having a market value of twice the exercise price. See “DESCRIPTION OF COMMON STOCK – Pre-emptive Rights; Common Stock Purchase Rights” in this prospectus.

Ratios of Earnings to Fixed Charges

        The ratio of earnings to fixed charges for each of the periods indicated are as follows:

	YEAR ENDED DECEMBER 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	4.0	3.3	3.4	2.4	2.3

        We have computed the ratio of earnings to fixed charges by dividing earnings, which includes income before taxes and fixed charges, by fixed charges. This calculation excludes the effects of accounting changes which have been made over time. “Fixed charges”consist of (1) interest on debt and a portion of rentals determined to be representative of interest and (2) the preferred stock dividend requirements of our subsidiaries. The preferred stock dividend requirements of our subsidiaries were assumed to be equal to the pre-tax earnings that would be required to cover such dividend requirements based on our effective income tax rates (excluding the impact of tax credits) for the respective periods.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We also filed a Registration Statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov or on our website located at http://www.wpsr.com.

        The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

i.	Annual Report on Form 10-K for the year ended December 31, 2004;

ii.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

iii.	Current Report on Form 8-K dated February 9, 2005, which was filed on February 15, 2005;

iv.	Current Report on Form 8-K dated May 19, 2005, which was filed on May 20, 2005;

v.	Current Report on Form 8-K dated May 19, 2005, which was filed on May 25, 2005;

vi.	Description of Common Stock contained in Registration Statement on Form 8-B filed on June 1, 1994; and

vii.	Description of Common Stock Purchase Rights contained in Registration Statement on Form 8-A filed on December 13, 1996.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

WPS Resources Corporation Attn: Secretary 700 North Adams Street P.O. Box 19001 Green Bay, Wisconsin 54307-9001 (920) 433-1727

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or the prospectus supplement.

THE COMPANY

        We are a holding company, based in Green Bay, Wisconsin. Our principal subsidiary is Wisconsin Public Service Corporation, a regulated electric and natural gas utility that generates and distributes energy in northeastern Wisconsin and an adjacent portion of Michigan. Our other major subsidiaries include Upper Peninsula Power Company, a regulated electric utility operating in the northern half of Michigan’s Upper Peninsula, and two nonregulated subsidiaries, WPS Energy Services, Inc. and WPS Power Development, LLC. WPS Energy Services, Inc., provides energy and related products and services in the nonregulated energy market in the northeast quadrant of the United States and eastern portions of Canada. WPS Power Development, LLC, a subsidiary of WPS Energy Services, develops, owns and operates nonregulated electric generation facilities and steam production facilities in various locations in the United States and New Brunswick , Canada, as well as a portion of a synthetic fuel processing facility.

USE OF PROCEEDS

        Unless otherwise specified in the accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes of the company and our subsidiaries. General corporate purposes may include providing operating funds for our subsidiaries, financing capital asset acquisitions by our subsidiaries and the repayment of debt and investments in or extensions of credit to our subsidiaries. We may invest the net proceeds temporarily or apply the net proceeds to repay short-term debt until we use the net proceeds for one of these stated purposes.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the material terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any series of debt securities will be described in the prospectus supplement relating to those debt securities.

        The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of October 1, 1999 between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association), Saint Paul, Minnesota, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee named in a prospectus supplement. This indenture is referred to as the “subordinated indenture.” This prospectus refers to the senior indenture and the subordinated indenture together as the “indentures.”

        The following is a summary of all of the material terms of the indentures. Copies of the entire indentures are filed as exhibits to the registration statement of which this prospectus is a part. Section references below are to the section in the applicable indenture. The referenced sections of the indentures are incorporated by reference.

General

        Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date on which the debt securities will mature;

•	the interest rate or rates, or the method of determining those rates;

•	the date from which interest will accrue or the method for determining such date;

•	the interest payment dates and the regular record dates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any additions to the events of default or covenants included in the indenture under which the debt securities are issued, as described in this prospectus;

•	if other than U.S. dollars, the currency or currencies, or units based on or related to currencies, in which payments on the debt securities will be payable;

•	whether the debt securities will be issued in the form of a global security; and

•	any other specific terms of the debt securities.

The debt securities will be registered debt securities and, unless otherwise specified in the prospectus supplement, will be payable in U.S. dollars in denominations of $1,000 or an integral multiple of $1,000. (Sections 2.01 and 3.01)

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The accompanying prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us for those purposes. Except as otherwise described in a prospectus supplement, no service charge will be payable upon the transfer or exchange of debt securities, except for any applicable tax or governmental charge. (Section 3.05) The designated security registrar for the senior debt securities is U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN  55107. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.

        In the event of any redemption of any series of debt securities, we will not be required to:

1.	issue, register the transfer, or exchange, of debt securities of any series between the opening of business 15 business days before the date of the mailing of the notice of redemption of the debt securities of that series to be redeemed and the close of business on the date of mailing of the relevant notice of redemption; or

2.	register the transfer of, or exchange, any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

Payment And Paying Agent

        We will pay principal, interest and any premium on debt securities which are not global securities at the office of the paying agent. We will make payment of interest on the debt securities which are not global securities by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or the accompanying prospectus supplement. We will also make payments by wire transfer to a U.S. bank designated by a holder of debt securities in an aggregate principal amount of at least $10,000,000, all of which have the same interest payment dates, upon receipt of a written request from the holder, on or before the record date for the payment, designating the account to which the payment is to be made. (Section 2.05)

        If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security will look only to us for payment. (Section 10.07)

        The paying agent for the senior debt securities is U.S. Bank National Association, Corporate Trust Services, 180 East Fifth Street, Suite 200, SPTF 0210, Saint Paul, MN  55101. The paying agent for the subordinated debt securities will be designated in the accompanying prospectus supplement.

Book-Entry Securities

        We may initially issue the debt securities of any series in the form of one or more global securities under a book-entry only system operated by a securities depositary. Unless otherwise specified in the accompanying prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depositary for each series of debt securities that are issued as fully-registered securities. The indenture trustee will register in the name of Cede & Co. (DTC’s partnership nominee) (or such other nominee as may be requested by an authorized representative of DTC) those securities for which DTC is acting as depositary. Individual purchases of book-entry interests in any of the debt securities will be made in book-entry form. So long as Cede & Co., as nominee of DTC, or another nominee of DTC is the securityholder, references in this prospectus to holders of the debt securities or registered owners will mean Cede & Co. or another nominee of DTC, rather than the owners of beneficial ownership interests in the debt securities.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions such as transfers and pledges of deposited securities through electronic computerized book-entry changes in accounts of DTC direct participants, thereby eliminating the need for physical movement of securities certificates. DTC direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of the DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Anyone desiring to purchase debt securities under the DTC system must make these purchases by or through DTC direct participants which will receive a credit for the debt securities on DTC’s records. The direct and indirect participants will in turn record the ownership interest of each actual purchaser of the debt securities on the records of the direct or indirect participant. DTC will not provide beneficial owners of the debt securities with written confirmations of their purchases. Owners of book-entry interests should receive from the direct or indirect participant written confirmations of their purchases providing details of the beneficial owners transactions, as well as periodic statements of their holdings. DTC direct and indirect participants are to effect transfers of beneficial ownership interests by entries made on the books of the DTC direct or indirect participants acting on behalf of the beneficial owners. Owners of beneficial interests in the debt securities will not receive or be entitled to receive certificates representing their ownership interests in the debt securities, except as described below upon the discontinuance of the use of the book-entry system.

        Principal and the redemption price of, and interest payments on the debt securities held by or on behalf of DTC as depositary will be made to Cede & Co., as nominee of DTC (or to such other nominee as may be requested by an authorized representative of DTC). DTC’s practice is to credit the accounts of DTC direct participants upon DTC’s receipt from the issuer or trustee of funds and corresponding detail information on a payment date in accordance with their respective holdings shown on the records of DTC. Payments by DTC direct and indirect participants to owners of beneficial ownership interests in the debt securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such DTC direct or indirect participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. DTC is responsible for disbursing such payments to the appropriate DTC direct participants, and those DTC direct participants, and any indirect participants, are in turn responsible for disbursing the payment to the owners of beneficial ownership interests.

        To facilitate subsequent transfers, the indenture trustee will register all debt securities which DTC direct participants deposit with DTC in the name of DTC’s partnership nominee, Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to DTC direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The indenture trustees will send redemption notices to DTC. If we are redeeming less than all of the debt securities within an issue, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. or any other nominees of DTC will consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. or other nominee of DTC to those DTC direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC may discontinue providing its services as debt securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will cause debt security certificates to be printed and delivered.

        The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we, the indenture trustees nor any underwriter takes any responsibility for the accuracy of the description of DTC’s business organization and procedures.

        Neither we nor the trustees under the indentures will have any responsibility or obligation to any DTC direct or indirect participant or any owner of a book-entry interest or any other person not shown on the registration books of the trustees as being a holder of the debt securities with respect to: (1) any debt securities; (2) the accuracy of any records maintained by DTC or any DTC direct or indirect participant; (3) the payment by DTC or any DTC direct or indirect participant of any amount due to any owner of a book-entry interest in respect of the principal or redemption price of or interest on the debt securities; (4) the delivery by DTC or any DTC direct or indirect participant of any notice to any owner of a book-entry interest which is required or permitted under the terms of the indentures to be given to holders of the debt securities; (5) the selection of the owners of a book-entry interest to receive payment in the event of any partial redemption of any senior debt securities; or (6) any consent given or other action taken by DTC or its nominee as holder of the debt securities.

Limitation On Merger, Consolidation And Certain Sales Of Assets

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person provided that:

1.	the successor is a corporation;

2.	the successor expressly assumes on the same terms and conditions all the obligations under the debt securities and the indentures;

3.	immediately after giving effect to the transaction, there is no default under the applicable indenture; and

4.	we deliver to the trustees a certificate and an opinion of counsel stating that the transaction complies with the indentures. (Sections 8.01 and 8.02)

        The remaining or acquiring corporation will take over all of our rights and obligations under the indentures. (Section 8.03)

        There is inherent uncertainty in the phrase “all or substantially all.” This uncertainty may make it difficult for holders of the debt securities to (1) determine whether our covenant relating to consolidation, merger and sale of our properties and assets to another person has been breached, (2) declare an event of default and (3) exercise their acceleration rights. Further, interpretation of this phrase as it relates to any transfer of our properties and assets will be governed by applicable law and will be dependent upon the particular facts and circumstances. In the event the holders of the debt securities attempt to exercise their rights under the indenture following the occurrence of a particular transfer or series of transfers that they believe constitutes a transfer of “all or substantially all” of our properties and assets and we contest such exercise, we cannot provide any assurance as to how a court would interpret the phrase “all or substantially all.”

Satisfaction And Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 4.01)

        Each indenture contains a provision that permits either (1) our discharge from all of our obligations with respect to any series of debt securities then outstanding other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07); or (2) our release from our obligations under covenants respecting any series of debt securities and from the consequences of an event of default resulting from the breach of those covenants other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), the order in which money collected is applied (Section 5.06), the restoration of rights and remedies (Section 5.09), the resignation and removal of the trustee and the appointment of a successor (Section 6.10), the payment of principal and interest (Section 10.01), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07).

        To exercise either of these two options, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the series of debt securities. This amount may be made in cash and/or U.S. government obligations. (Sections 13.02 and 13.03) As a condition to exercising either of the above options, we must deliver to the trustee a ruling directed to the trustee from the Internal Revenue Service or an opinion of counsel based on an Internal Revenue Service Ruling or a change in applicable federal income tax law since the date of the indenture, in each case to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the action had not taken place. (Section 13.04)

        If we exercise either of these options, the holders of the debt securities of the series affected will be entitled to receive, solely from the trust fund, payments of principal, interest and premium on the debt securities and will not be entitled to any of the other benefits of the indenture, except for limited provisions including our obligations respecting registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, maintenance of paying agencies and holding moneys for payment in trust. (Sections 13.02 and 13.03)

Events Of Default, Notice And Waiver

        Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	our failure to pay interest on any debt security for 30 days after it is due;

•	our failure to pay the principal or any premium on any debt securities when due;

•	our failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of that series for 60 days after being given notice of the failure; and

•	our entering into bankruptcy or becoming insolvent.

        In addition, under the senior indenture our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture. Under each indenture, failure to observe or perform an obligation like replacing mutilated, lost or stolen debt securities of a particular series is an event of default for that series only and not for any other series of debt securities. This is in contrast to defaulting on the payment of interest or principal on a particular series of debt securities, which is an event of default for all other series of debt securities. (Section 5.01)

        Each indenture requires the trustee to give the holders of a series of debt securities notice of a default with respect to that series within 30 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 6.02)

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee security or indemnity to its reasonable satisfaction against the potential costs, expenses and liabilities of complying with such request or direction. (Section 6.03) Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 5.12)

        Under each indenture, if an event of default with respect to any series of debt securities (other than due to events of bankruptcy, insolvency or reorganization) occurs, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee, may declare the unpaid principal of and accrued interest on all the debt securities of that series to be due and payable immediately and, upon any such declaration, the debt securities of that series will become immediately due and payable.

        Under each indenture, if an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of any series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of any debt security of that series. (Section 5.02)

        Under each indenture, the holders of not less than a majority of the principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences with respect to the debt securities of a series if:

•	all existing events of default, other than the nonpayment of principal of and interest on the debt securities of that series that have become due solely as a result of such declaration of acceleration, have been cured or waived;

•	to the extent lawful, interest on overdue interest and on overdue principal that has become due otherwise than by reason of such acceleration has been paid;

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all amounts due to the trustee under the indenture have been paid. (Section 5.02)

        Each indenture requires us to file annually with the trustee a certificate of our principal executive, financial or accounting officer as to the knowledge of the officer of our compliance with all conditions and covenants under the indenture. (Section 7.04)

Modification of the Indentures

        Together with the trustee, we may modify the indentures without the consent of the holders for limited purposes, including adding covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and making certain other changes which do not adversely affect the holders in any material respect. (Section 9.01)

        Together with the trustee, we may make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity or interest payment date of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security;

•	change any place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity, payment, or redemption date;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•	change the redemption provisions of the indenture in a manner adverse to a holder; or

•	change the provisions of the indenture which relate to its modification or amendment. (Section 9.02)

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of Wisconsin.

Concerning The Trustees

        We may from time to time enter into arms length transactions and maintain customary banking relationships with the trustee under the senior indenture or the trustee under the subordinated indenture, including but not limited to, maintaining lines of credit, borrowing money, maintaining checking account services and other treasury, depository and cash management services.

Senior Debt Securities

        The senior debt securities will be unsecured and will rank equally with the $150,000,000 principal amount 7.00% Senior Notes due November 1, 2009, and $100,000,000 principal amount of 5.375% Senior Notes Due December 1, 2012, presently outstanding under the senior indenture and with all of our other unsecured and non-subordinated debt. In the event we are unable or unwilling to satisfy our obligations under the senior indenture (due to insolvency or otherwise) and our debt holders attempt to obtain satisfaction from our subsidiaries, claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our senior debt holders.

        Our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture.

        We agree in the senior indenture that so long as any senior debt securities are outstanding, we will own, directly or indirectly, all of the shares of voting common stock of Wisconsin Public Service Corporation now or hereafter issued and outstanding, unless we transfer or sell these shares in a transaction which complies with the provisions of the senior indenture relating to our merger, consolidation or sale of substantially all of our properties. See “Limitation on Merger, Consolidation and Certain Sales of Assets” in this prospectus. (Section 10.08 of the Senior Indenture)

        We agree in the senior indenture that so long as any senior debt securities are outstanding, we will not pledge or grant a security interest in, or permit any pledge, security interest or other lien upon, any common stock of any of our subsidiaries owned directly or indirectly by us to secure any indebtedness for money borrowed, without making effective provision to secure the senior debt securities equally and ratably with the other indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction will not apply, however, to (l) the creation or existence of any pledge, security interest, or encumbrance upon any of the common stock of our subsidiaries (A) created at the time of our acquisition of the common stock or within one year after our acquisition of the common stock to secure all or a portion of the purchase price for the common stock or (B) existing on the common stock at the time of our acquisition of it, or (2) any extension, renewal or refunding of any pledge, security interest, or encumbrance described in clause (1). (Section 10.09 of the Senior Indenture)

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 14.01 of Subordinated Indenture) In addition, claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries.

        The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:

•	all of our indebtedness for money borrowed;

•	indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sales contracts and all of our obligations under any title retention agreements (but excluding trade accounts payable arising in the ordinary course of business);

•	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the types previously described of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types previously described of other persons secured by any lien on any of our property, whether or not such obligation is assumed by us.

•	However, the term “senior indebtedness” will not include:

•	any indebtedness which is by its terms subordinated to, or pari passu with, the subordinated debt securities; or

•	any of our obligations to any of our affiliates.

        There is no limitation under either indenture on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.

        Under the subordinated indenture, no payment may be made on the subordinated debt securities, including any redemption or sinking fund payment if:

•	any of our senior indebtedness has not been paid when due and any applicable grace period has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been and remains accelerated as a result of a default.

        In the event that we pay or distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive or retain any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 14.03 of Subordinated Indenture) If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to pay it over to the holders of the senior indebtedness or their representatives or trustees, as their interests may appear. (Section 14.03 of Subordinated Indenture)

        As a result of the subordination provisions contained in the subordinated indenture, in the event of our insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        Claims of creditors and any preferred shareholders of each of our subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors. The subordinated debt securities therefore will be effectively subordinated to creditors, including holders of secured indebtedness, and preferred shareholders of our subsidiaries.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes all of the material terms and provisions of our common stock. Our restated articles of incorporation and rights agreement are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus.

General

        We are authorized to issue up to 200,000,000 shares of capital stock consisting of one class only, designated as “common stock” with a par value of $1.00 per share. As of April 30, 2005, 37,819,990 shares of our common stock were issued and outstanding.

        The outstanding shares of our common stock are, and any additional shares which we may offer will be, listed on the New York Stock Exchange under the symbol “WPS.”

Dividend And Liquidation Rights

        All shares of our common stock will participate equally with respect to dividends and rank equally upon liquidation, subject to the rights of holders of any prior ranking stock which our shareholders may authorize in the future. In the event of our liquidation, dissolution or winding up, the owners of our common stock are entitled to receive pro rata the assets and funds remaining after satisfaction of all of our creditors and payment of all amounts to which owners of prior ranking stock, if any, then outstanding may be entitled.

Voting Rights

        Except as otherwise described in the immediately following paragraphs and under “Certain Statutory and Other Provisions” below, every holder of our common stock has one vote for each share.

        Our shareholders do not have cumulative voting rights. As a result, the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented at a meeting at which a majority of the shares entitled to vote is represented, are entitled to elect all of the directors to be elected at the meeting. Under our restated articles of incorporation and by-laws, our board of directors is divided into three classes. One class is elected each year for a three-year term.

Provisions of Our Restated Articles of Incorporation with Possible Anti-takeover Effects

        In addition to the provisions of our restated articles of incorporation and by-laws dividing our board of directors into three classes, certain other provisions of our restated articles of incorporation may have the effect of delaying, deferring or preventing a change in control of our company.

        Article 5 of our restated articles of incorporation provides that, subject to the exception discussed below, a director may be removed only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. As defined in article 5, “cause” exists only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or such director has been adjudged to be liable for negligence or misconduct in the performance of his duty to us in a matter which has a materially adverse effect on our business, and such adjudication is no longer subject to direct appeal. Article 5 also provides for the removal of a director by the shareholders without cause when such removal is recommended by the “requisite vote” of the directors and approved by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. Our restated articles of incorporation define the term “requisite vote” as the affirmative vote of at least two-thirds of the directors then in office plus one director. Unless “cause” is established or removal is recommended by the requisite vote of the directors, a director may not be removed from office even if shareholders possessing a majority of the voting power favor such action. Additionally, pursuant to article 5, vacancies on our board of directors, including those resulting from the removal of a director, may be filled for the unexpired portion of the director’s term by the majority vote of the remaining members of the board.

        Article 5 of our restated articles of incorporation provides that those sections of Article III of our by-laws which set forth the general powers, number, qualifications and classification of directors may be amended or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors, or by the requisite vote of the directors. Article 5 of our articles provides that article 5 may itself be amended or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors.

Statutory Provisions with Possible Anti-takeover Effects

        Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of a “resident domestic corporation,” which includes our company, which are held by any person holding in excess of 20% of the voting power in the election of directors of the issuing public corporation’s shares shall be limited to 10% of the full voting power of such excess shares. This statutory voting restriction will not apply to shares acquired directly from us, to shares acquired in a transaction incident to which our shareholders vote to restore the full voting power of such shares, either before or after the acquisition of the shares, and under certain other circumstances.

        Except as may otherwise be provided by law, the required affirmative vote of shareholders of a Wisconsin corporation for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote on the transaction. Sections 180.1130 through 180.1134 of the Wisconsin Business Corporation Law provide generally that, in addition to the vote otherwise required by law or the restated articles of incorporation of a “resident domestic corporation,” business combinations must be approved by (a) the holders of at least 80% of the votes entitled to be cast and (b) two-thirds of the votes entitled to be cast by the corporation’s outstanding voting shares owned by persons other than a “significant shareholder” who is a party to the transaction or an affiliate or associate of such significant shareholder unless the business combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders. In general, these adequacy-of-price standards provide that the above-referenced vote does not apply if (1) the aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by shareholders of the resident domestic corporation in the business combination is at least equal to the highest of (a) the highest per share price received by any person selling common shares of the same class or series from the significant shareholder whether in the transaction in which the person became a significant shareholder or within the two years before the date of the business combination, (b) the market value per share of the same class or series on the date of the commencement of a tender offer initiated by the significant shareholder, on the date on which the person became a significant shareholder or on the date of the first public announcement of the proposed business combination, whichever is higher, or (c) the highest preferential amount per share to which the holder of shares of the class or series of shares is entitled in a voluntary or involuntary liquidation or dissolution of the resident domestic corporation and (2) the consideration to be received by holders of a class or series of outstanding shares is to be in cash or in the same form as the significant shareholder has previously paid for shares of the same class or series. Section 180.1130 defines “business combination” to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation or any of its subsidiaries with, or the sale or other disposition of substantially all assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. The statute defines “significant shareholder” generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation.

        Sections 180.1140 through 180.1145 of the Wisconsin Business Corporation Law provides that a “resident domestic corporation,” which includes our company, may not engage in a “business combination” with an “interested stockholder” within three years after the date on which the interested stockholder acquired his or her 10% or greater interest, unless the corporation’s board of directors approved the business combination, or the acquisition of the 10% or greater interest, before the stock acquisition date. The statute defines “interested stockholder” as a person beneficially owning 10% or more of the aggregate voting power of the stock of such corporation. If the interested stockholder fails to obtain such approval by the board of directors, then even after the three-year period, the interested stockholder may complete a business combination with the corporation only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested stockholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by non-interested shareholders.

        Section 196.795 of the Wisconsin statutes applies to holding companies of Wisconsin public utilities, i.e., companies owning beneficially 5% or more of the voting securities of entities owning, operating, managing or controlling a plant or equipment in the state of Wisconsin for the production, transmission, delivery or furnishing of heat, light, water or power directly or indirectly to or for the public. The statute states that no person may hold or acquire directly or indirectly more than 10% of the outstanding voting securities of a public utility holding company with the unconditional power to vote such securities unless the Public Service Commission of Wisconsin determines, after investigation and an opportunity for hearing, that such holding or acquisition is in the best interests of utility customers, investors and the public. Section 196.795 of the Wisconsin statutes applies to our company.

        The sections of the Wisconsin law described in the preceding paragraphs and certain provisions of our articles and by-laws, could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and one of our major shareholders.

Preemptive Rights; Common Stock Purchase Rights

        No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock except for the common stock purchase rights attached to each share of our common stock.

        On December 12, 1996, our board of directors approved the issuance to shareholders as of December 16, 1996, of a dividend of one right for each outstanding share of our common stock. Rights also attach to shares of our common stock issued after that date. A right will attach to each share of our common stock which we may offer pursuant to this prospectus and a prospectus supplement. These rights are not presently exercisable, but ten days after a person or group acquires 15% or more of our common stock or ten business days (subject to extension) after a person or group announces a tender offer to acquire at least 15% of our common stock, the rights will become exercisable. These rights will entitle each holder of our common stock to purchase one share of our authorized but unissued common stock for each right. The exercise price of each right is $85. Upon the acquisition by any person or group of 15% or more of our common stock, each right, other than rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, shares of our common stock having a market value of two times the exercise price. The agreement setting forth the terms of the rights excludes from its effect the inadvertent acquisition of 15% or more of our common stock, provided there is prompt divestment to less than 15%. We may redeem the rights or may, under certain circumstances, exchange the rights for shares of our common stock, all as provided and subject to the limitations set forth in the agreement setting forth the terms of the rights; otherwise, such rights expire on December 11, 2006.

        The rights have anti-takeover effects. The rights will cause substantial dilution to a person who attempts to acquire control of our company without the prior approval of our board of directors. The rights will not affect a transaction approved by our board of directors, because our board has the power to redeem the rights in connection with a transaction that it approves.

Conversion Rights, Redemption Provisions and Sinking Fund Provisions.

        Our common stock is not convertible, is not redeemable and has no sinking fund.

Liability to Further Calls or to Assessment

        The shares of our common stock which we may offer pursuant to this prospectus and a prospectus supplement will, upon payment of the purchase price, be fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, our employees for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. The substantially identical predecessor to that statute has been judicially interpreted to mean that shareholders of a Wisconsin corporation, like us, are subject to such personal liability, up to an amount equal to the consideration for which their shares were issued, rather than, as that statute states, the aggregate par value of the shares owned by them (which, for us, is $1.00 per share). As of the date of this prospectus, there are no material employment claims outstanding against us.

Restriction on Dividends Payable by Wisconsin Public Service Corporation

        We are a holding company, and our ability to pay dividends is largely dependent upon the ability of our subsidiaries to pay dividends to us. The Public Service Commission of Wisconsin has by order restricted our principal subsidiary Wisconsin Public Service Corporation to paying normal dividends on its common stock of no more than 109% of the previous year’s common stock dividend. The Public Service Commission of Wisconsin also requires Wisconsin Public Service Corporation to maintain a capital structure (i.e., the percentages by which each of common stock, preferred stock and debt constitute the total capital invested in a utility) which has a common equity range of 54% to 58%. Each of these limitations may be modified by a future order of the Public Service Commission of Wisconsin. Our right to receive dividends on the common stock of Wisconsin Public Service Corporation is also subject to the prior rights of that corporation’s preferred shareholders and to provisions in that corporation’s restated articles of incorporation. The provisions in the restated articles of Wisconsin Public Service Corporation provide (1) that if Wisconsin Public Service Corporation’s “capitalization ratio” (namely, the ratio of the capital represented by Wisconsin Public Service Corporation’s common stock, including premiums on such common stock, plus the surplus accounts of Wisconsin Public Service Corporation to the total capital and surplus accounts of Wisconsin Public Service Corporation) is 25% or greater, then it may not make any dividend payments that would reduce the capitalization ratio below 25% unless there is no breach of (2) or (3) below; (2) that if the capitalization ratio is 20% or more, but less than 25%, then Wisconsin Public Service Corporation may make dividend payments that do not exceed 75% of its prior twelve month net income; or (3) that if the capitalization ratio is less than 20%, then Wisconsin Public Service Corporation may make dividend payments that do not exceed 50% of its prior twelve month net income.

PLAN OF DISTRIBUTION

        We may sell the securities:

•	through underwriters,

•	through agents, or

•	directly to a limited number of institutional purchasers or to a single purchaser.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with those derivatives, the third parties may, pursuant to this prospectus and the accompanying prospectus supplement, sell securities covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the accompanying prospectus supplement (or a post-effective amendment). We may also loan or pledge securities covered by this prospectus and the accompanying prospectus supplement to financial institutions or other third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the accompanying prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

        As required by applicable law, any underwriters or agents will be registered broker-dealers or associated persons of registered broker-dealers acting in that capacity. We will describe the plan of distribution for any particular offering of the securities in the corresponding prospectus supplement, in accordance with applicable law.

        The accompanying prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters' compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities of the series may be listed.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may engage one or more entities to act as underwriters for an offering from time to time of our common stock in one or more placements. Any such entity would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on the terms of such placement (i.e., number of shares of common stock, minimum price for sales of such stock). Such entity could make sales in privately negotiated transactions or through any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

        We may sell Securities directly or through agents designated by us from time to time. The accompanying prospectus supplement will name any agent involved in the offer or sale of the securities, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each series of debt securities will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

        Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the debt securities and common stock with attached common stock purchase rights offered pursuant to this prospectus and the prospectus supplements.

EXPERTS

        The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph relating to the adoption of new accounting principles, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        We are responsible for paying all of the fees and expenses set forth below. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Securities and Exchange Commission Registration Fee	$ 38,652
Trustee's Fees	12,000
Printing and Engraving Expenses	40,000
Rating Agency Fees	100,000
Accounting Fees and Expenses	80,000
Legal Fees and Expenses	300,000
Blue Sky and Legal Investment Law Fees and Expenses	15,000
Listing Fee	40,000
Miscellaneous Expenses	24,348

Total Expenses	$650,000

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Pursuant to the Wisconsin Business Corporation Law and Article VI of the by-laws of the registrant, directors and officers of the registrant are entitled to mandatory indemnification from us against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his or her duties to the registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit (unless such profit is immaterial under the circumstances); or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the registrant are not subject to personal liability to the registrant, its shareholders or any person asserting rights on behalf of the registrant or its shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

        The indemnification provided by the Wisconsin Business Corporation Law and our by-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

        The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933. Officers and directors of the registrant would also be indemnified by the underwriters or agents for certain claims under the Securities Act of 1933 pursuant to the terms of the proposed form of underwriting agreement and agency agreement filed herewith. The registrant has purchased insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

Item 16. EXHIBITS

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. UNDERTAKINGS

    a.        The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

    (iii)            to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)            that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    b.       The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c.        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

    d.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on June 2, 2005.

WPS RESOURCES CORPORATION

By: /s/ Larry L. Weyers
Larry L. Weyers
Chairman, President and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity
/s/ Larry L. Weyers Larry L. Weyers	Chairman, President, Chief Executive Officer and Director*
/s/ Joseph P. O'Leary Joseph P. O'Leary	Senior Vice President and Chief Financial Officer (Principal Financial Officer)*
/s/ Diane L. Ford Diane L. Ford	Vice President-Controller and Chief Accounting Officer (Principal Accounting Officer)*

Ellen Carnahan +	Director
Richard A. Bemis +	Director
Albert J. Budney, Jr. +	Director
Robert C. Gallagher +	Director
Kathryn Hasselblad-Pascale +	Director
James L. Kemerling +	Director
John C. Meng +	Director
William F. Protz, Jr. +	Director

+By: /s/ Larry L. Weyers
Larry L. Weyers
Attorney-in-Fact*

* Each of the above signatures is affixed as of June 2, 2005.

EXHIBIT INDEX

Exhibit Number	Document Description

(1)(a)	Proposed Form of Underwriting Agreement (incorporated by reference to Exhibit (1)(a) to Registration Statement No. 333-88525 filed on October 6, 1999).

(1)(b)	Proposed Form of Distribution Agreement (incorporated by reference to Exhibit (1)(b) to Registration Statement No. 333-88525 filed on October 6, 1999).

(3)	By-laws (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed May 6, 2004, [File No. 1-11337]).

(4)(a)	Restated Articles of Incorporation (incorporated by reference to Exhibit (3)(i).2 to Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed November 14, 2002 [File No. 1-11337]).

(4)(b)	Senior Indenture dated as of October 1, 1999, between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association) as Trustee (incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement No. 333-88525 filed on October 21, 1999); First Supplemental Indenture dated as of November 1, 1999 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 12, 1999 [File No. 1-11337]); and Second Supplemental Indenture dated as of November 1, 2002 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 25, 2002 [File No. 1-11337]).

(4)(c)	Form of Subordinated Indenture (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 333-88525 filed on October 6, 1999).

(4)(d)	Forms of Supplemental Indentures to Senior Indenture (to be filed as exhibits to reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or as exhibits to an amendment to this registration statement).

(4)(e)	Forms of Supplemental Indentures to Subordinated Indenture (to be filed as exhibits to reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or as exhibits to an amendment to this registration statement).

(4)(f)	Forms of Debt Securities (to be filed as exhibits to reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or as exhibits to an amendment to this registration statement).

(4)(g)	Rights Agreement, dated December 12, 1996, between WPS Resources Corporation and U.S. Bank National Association (successor to Firstar Trust Company) (incorporated by reference to Exhibit 4-1 to Form 8-A filed December 13, 1996 [File No. 1-11337]).

(4)(h)	Amendment to Rights Agreement, effective as of October 9, 2002, by and among WPS Resources Corporation, U.S. Bank National Association and American Stock Transfer & Trust Company (incorporated by reference to Exhibit (4)(h) to Registration Statement No. 333-104787 filed on April 28, 2003).

(5)	Opinion of Foley & Lardner LLP. *

(12)	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2004, filed March 9, 2005 [File No. 1-11337]).

(23)(a)	Consent of Independent Registered Public Accounting Firm.

(23)(b)	Consent of Foley & Lardner LLP (included in Exhibit 5). *

(24)	Powers of Attorney. *

(25)(a)	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Senior Indenture dated October 1, 1999. *

(25)(b)	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to Act as Trustee under the Subordinated Indenture (to be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or as an exhibit to an amendment to this registration statement).

* Filed previously.